UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

21 Sparrow Circle, White Plains, NY 10605
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this included under Item 5.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this included under Item 5.02 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 16, 2014 Dov Weinberg resigned as our Chief Financial Officer, Treasurer and Secretary. Mr. Weinberg’s resignation was not as a result of any disagreement with our company operations, policies or practices. Mr. Weinberg will remain as a consultant to the Company.

On April 16, 2014 we appointed Joseph Tenne as our Chief Financial Officer, treasurer and Secretary pursuant to an employment agreement with our subsidiary, Orgenesis Ltd. with the following terms:

(a)	a one-time lump sum signing bonus in a gross amount of NIS 20,000 (on April 15, 2014, equivalent to $5,767) payable together with Mr. Tenne’s first month’s salary;

(b)	a base salary of NIS 40,000 (on April 15, 2014, equivalent to $11,534) per month commencing April 1, 2014;

(c)	a monthly contribution based on Mr. Tenne’s previous month’s salary equal to either:

(i) 13.33% to a Managers Insurance policy; or

(ii) 14.33% to a comprehensive pension plan;

(d)	a performance bonus payable at the discretion of the Board;

(e)

the grant of a number of stock options to be negotiated within 30 days to purchase common shares of the Corporation at the current market price per Option Share for a period of 10 years, vesting quarterly over a period of 36 months;

Mr. Tenne is a Certified Public Accountant (Israel) with the Israeli Auditors' Council. He has over 20 years of managerial experience in public and private companies. He is a member of the Steering Committee of the Chief Financial Officers Forum in Israel and Chairman of its International Taxation Committee and member of its Financial Reporting Committee.

Mr. Tenne obtained a Master of Business Administration (MBA) and a Bachelor of Arts in Economics and Accounting at Tel Aviv University.

From 2013 to present, Mr. Tenne has acted as an independent financial consultant. From 2005 to 2013 he was Chief Financial Officer (CFO) for both Ormat Technologies, Inc. [ORA:NYSE] and Ormat Industries Ltd. [ORMT.TA:Tel Aviv], which are engaged in the geothermal and recovered energy business. From 2003 to 2005, Mr. Tenne was the Chief Financial Officer of Treofan Germany GmbH & Co. KG, a German company, which is engaged in the development, production and marketing of oriented polypropylene films, which are mainly used in the food packaging industry. From 1997 until 2003, Mr. Tenne was a partner in Kesselman & Kesselman, Certified Public Accountants in Israel and a member of PricewaterhouseCoopers International Limited (PwC Israel).

From 2013 to present, Mr. Tenne has been an independent financial expert director and chairman of the Audit and Compensation Committees of Enzymotec Ltd., which develops and manufactures nutritional ingredients and medical foods based on proprietary technologies [ENZY:NASDAQ].

From 2003 to present, Mr. Tenne has been an Independent financial expert director and member of the Audit and Compensation Committees of AudioCodes Ltd., which designs, develops and markets products and services for voice, data and video over IP networks to service providers and channels (such as distributors), OEMs, network equipment providers and systems integrators [AUDC:NASDAQ and AUDC.TA:Tel Aviv].

There are no family relationships between Mr. Tenne and our board of directors.

Item 9.01 Financial Statements and Exhibits.

10.1	Personal Employment Agreement dated April 16, 2014 by and between Orgenesis Ltd. and Joseph Tenne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Vered Caplan
Vered Caplan
Interim President ,Chief Executive Officer and
Chairperson of the board of directors

April 16, 2014